                                                                     EXHIBIT 4.7

                             _____________________

                         Registration Rights Agreement

                        Dated As of November 16, 1999

                                     among

                           Liberty Media Corporation

                                      and

             Donaldson, Lufkin & Jenrette Securities Corporation,

              Merrill Lynch, Pierce, Fenner & Smith Incorporated,

                             Goldman, Sachs & Co.,

                                      and

                           Salomon Smith Barney Inc.

                             _____________________

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made and entered into this 16th day of November, 1999, among Liberty Media Corporation, a Delaware corporation (the "Company"), and Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Goldman, Sachs & Co. and Salomon Smith Barney Inc. (collectively, the "Initial Purchasers").

     This Agreement is made pursuant to the Purchase Agreement, dated November 10, 1999, among the Company and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of an aggregate of $750,000,000 principal amount of the Company's 4% Senior Exchangeable Debentures due 2029 (the "Debentures") (or $900,000,000 aggregate principal amount of such Debentures if the Initial Purchasers' overallotment option is exercised in full). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

     In consideration of the foregoing, the parties hereto agree as follows:

     1.   Definitions.
          -----------

     As used in this Agreement, the following capitalized defined terms shall have the following meanings:

     "1933 Act" shall mean the Securities Act of 1933, as amended from time to
      --------
time.

     "1934 Act" shall mean the Securities Exchange Act of l934, as amended from
      --------
time to time.

     "Business Day" shall mean a day that is not a Saturday, a Sunday, or a day
      ------------
on which banking institutions in New York, New York are authorized or required to be closed.

     "Closing Date" shall mean the Closing Time as defined in the Purchase
      ------------
Agreement.

     "Company" shall have the meaning set forth in the preamble and shall also
      -------
include the Company's successors.

     "Debentures" shall have the meaning set forth in the second paragraph of
      ----------
this Agreement.

     "Depositary" shall mean The Depository Trust Company, or any other
      ----------
depositary appointed by the Company, provided, however, that such depositary must have an address in the Borough of Manhattan, in The City of New York.

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

     "Holder" shall mean an Initial Purchaser, for so long as it owns any
      ------
Debentures, and each of its successors, assigns and direct and indirect transferees who become registered owners of Debentures under the Indenture.

     "Indenture" shall mean the Indenture relating to the Debentures, dated as
      ---------
of July 7, 1999, between the Company and The Bank of New York, as trustee, as supplemented by the Second Supplemental Indenture, dated as of November 16, 1999, between the Company and The Bank of New York, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

     "Initial Purchaser" or "Initial Purchasers" shall have the meaning set
      -----------------      ------------------
forth in the preamble.

     "Majority Holders" shall mean the Holders of a majority of the aggregate
      ----------------
principal amount of Outstanding (as defined in the Indenture) Debentures; provided that whenever the consent or approval of Holders of a specified
--------
percentage of Debentures is required hereunder, Debentures held by the Company and other obligors on the Debentures or any Affiliate (as defined in the Indenture) of the Company shall be disregarded in determining whether such consent or approval was given by the Holders of such required percentage amount.

     "Person" shall mean an individual, partnership (general or limited),
      ------
corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "Prospectus" shall mean the prospectus included in a Shelf Registration
      ----------
Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including any such prospectus supplement with respect to the terms of the offering of any portion of the Debentures covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

     "Purchase Agreement" shall have the meaning set forth in the preamble.
      ------------------

     "Registration Expenses" shall mean any and all expenses incident to
      ---------------------
performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. (the "NASD") registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained by any holder of Debentures in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Debentures and any filings with the NASD),
(iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Shelf Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Debentures on any securities exchange or exchanges, (v) all rating agency fees, (vi) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, (viii) the reasonable fees and disbursements of Brown & Wood LLP, counsel representing the Holders of Debentures in connection with preparing and filing the initial Shelf Registration Statement or any amendments or supplements thereto, but not in connection with any underwritten offering under the Shelf Registration Statement, and (ix) the reasonable fees and disbursements of the underwriters customarily required to be paid by issuers of securities in connection with secondary offerings of securities and the fees and expenses of any special experts retained by the Company in connection with any Shelf Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Debentures by a Holder.

     "Registration Statement" shall mean any registration statement of the
      ----------------------
Company which covers any of the Debentures pursuant to the provisions of this Agreement, and all amendments and supplements to any such Shelf Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "SEC" shall mean the Securities and Exchange Commission or any successor
      ---
agency or government body performing the functions currently performed by the United States Securities and Exchange Commission.

     "Shelf Registration" shall mean a registration effected pursuant to Section
      ------------------
2.1 hereof.

     "Shelf Registration Statement" shall mean a "shelf" registration statement
      ----------------------------
of the Company pursuant to the provisions of Section 2.1 of this Agreement which covers all of the Debentures, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "Special Counsel" shall have the meaning set forth in Section 3(f).
      ---------------

     "Trustee" shall mean the trustee with respect to the Debentures under the
      -------
Indenture.

     2.   Registration Under the 1933 Act.
          -------------------------------

     2.1  Shelf Registration.  The Company shall, for the benefit of the
          ------------------
Holders, at the Company's cost, (A) prepare and, as soon as practicable but not later than 90 days following the Closing Date, file with the SEC a Shelf Registration Statement on an appropriate form under the 1933 Act covering resales of the Debentures, (B) use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the 1933 Act within 180 days of the

Closing Date, (C) use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the original issue of the Debentures, or for such shorter period that will terminate when all Debentures covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, exchanged or redeemed in accordance with their terms or otherwise cease to be outstanding or become saleable pursuant to Rule 144(k) under the 1933 Act (the "Effectiveness Period"); provided, however, that the Effectiveness Period in respect of the Shelf Registration Statement shall be extended up to a maximum of 90 days if necessary to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the 1933 Act and as otherwise provided herein, and (D) notwithstanding any other provisions hereof, use its reasonable best efforts to ensure that (i) the Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any supplement thereto complies in all material respects with the 1933 Act and the rules and regulations thereunder, (ii) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of the Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

     The Company shall not permit any securities other than Debentures to be included in the Shelf Registration Statement. The Company further agrees, if necessary, to supplement or amend the Shelf Registration Statement, as required by Section 3(b) below, and to furnish to the Holders of Debentures copies of any such supplement or amendment promptly as reasonably practicable after its being used or filed with the SEC.

     2.2  Expenses.  The Company shall pay all Registration Expenses in
          --------
connection with the registration pursuant to Section 2.1. Each Holder shall pay all underwriting expenses, discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Debentures pursuant to the Shelf Registration Statement.

     2.3  Effectiveness.  (a)  The Company will be deemed not to have used its
          -------------
reasonable best efforts to cause the Shelf Registration Statement to become, or to remain, effective during the requisite period if the Company voluntarily takes any action that would, or omits to take any action which omission would, result in any Shelf Registration Statement not being declared effective or in the Holders of Debentures covered thereby not being able to offer and sell such Debentures during that period as and to the extent contemplated hereby, unless
(i) such action is required by applicable law, or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 3(j) hereof, if applicable.

     (b) A Shelf Registration Statement will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of Debentures pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have become effective during the period of such interference, until the offering of Debentures pursuant to such Shelf Registration Statement may legally resume.

     2.4  Interest.  The Indenture executed in connection with the Debentures
          --------
will provide that in the event that either (a) the Shelf Registration Statement is not filed with the Commission on or prior to the 90th calendar day following the date of original issue of the Debentures or (b) the Shelf Registration Statement has not been declared effective on or prior to the 180th calendar day following the date of original issue of the Debentures (each such event referred to in clauses (a) and (b) above, a "Registration Default"), the interest rate borne by the Debentures shall be increased ("Additional Interest") by one quarter of one percent (0.25%) per annum upon the occurrence of each Registration Default, which rate will increase by one quarter of one percent at the beginning of each 90-day period (or portion thereof) that such Additional Interest continues to accrue under any such circumstance, provided that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per annum. Immediately following the cure of a Registration Default, the accrual of Additional Interest with respect to that particular Registration Default will cease. Immediately following the cure of all Registration Defaults or the date on which the Debentures are saleable pursuant to Rule 144(k) under the 1933 Act or any successor provision, the accrual of Additional Interest will cease and the interest rate will revert to the original rate.

     If the Shelf Registration Statement is declared effective but becomes unusable by the Holders of Debentures covered by such Shelf Registration Statement ("Debentures") for any reason, and the aggregate number of days in any consecutive twelve-month period for which the Shelf Registration Statement shall not be usable exceeds 30 days in the aggregate, then the interest rate borne by the Debentures will be increased by 0.25% per annum of the principal amount of the Debentures for the first 90-day period (or portion thereof) beginning on the 31st such date that such Shelf Registration Statement ceases to be usable, which rate shall be increased by an additional 0.25% per annum of the principal amount of the Debentures at the beginning of each subsequent 90-day period, provided that the maximum aggregate increase in the interest rate as a result of a Shelf Registration Statement being unusable (inclusive of any interest that accrues on such Debentures pursuant to the first paragraph of this
Section 2.4) will in no event exceed one percent (1%) per annum. Upon the Shelf Registration Statement once again becoming usable, the interest rate borne by the Debentures will be reduced to the original interest rate. Additional Interest shall be computed based on the actual number of days elapsed in each 90-day period in which the Shelf Registration Statement is unusable.

     The Company shall notify the Trustee within three business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of Debentures, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date to the record Holder of Debentures entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.

     3.   Registration Procedures.
          -----------------------

     In connection with the obligations of the Company with respect to the Shelf Registration Statement, the Company shall:

          (a) prepare and file with the SEC a Shelf Registration Statement, within the relevant time period specified in Section 2, on the appropriate form under the 1933 Act, which form (i) shall be selected by the Company, (ii) shall be available for the sale of the Debentures by the selling Holders thereof,
(iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein, and (iv) shall comply in all respects with the requirements of Regulation S-T under the 1933 Act;

          (b) prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary under applicable law to keep such Shelf Registration Statement effective for the applicable period; and cause each Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the 1933 Act and comply with the provisions of the 1933 Act, the 1934 Act and the rules and regulations thereunder applicable to them with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

          (c) (i) notify each Holder of Debentures, at least five business days prior to filing, that a Shelf Registration Statement with respect to the Debentures is being filed and advising such Holders that the distribution of Debentures will be made in accordance with the method selected by the Majority Holders participating in the Shelf Registration; (ii) furnish to each Holder of Debentures and to each underwriter of an underwritten offering of Debentures, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, including financial statements and schedules and, if the Holder so requests, all exhibits in order to facilitate the public sale or other disposition of the Debentures; and (iii) hereby consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Debentures in connection with the offering and sale of the Debentures covered by the Prospectus or any amendment or supplement thereto;

          (d) use its reasonable best efforts to register or qualify the Debentures under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder of

Debentures covered by any Shelf Registration Statement and each underwriter of an underwritten offering of Debentures shall reasonably request by the time the Shelf Registration Statement is declared effective by the SEC, and do any and all other acts and things which may be reasonably necessary or advisable to enable each such Holder and underwriter to consummate the disposition in each such jurisdiction of such Debentures owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then so subject, or (iii) conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of such jurisdiction;

          (e) notify promptly each Holder of Debentures (i) when the Shelf Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for post-effective amendments and supplements to the Shelf Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of the Shelf Registration Statement and the closing of any sale of Debentures covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (v) of the happening of any event or the discovery of any facts during the period the Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading, (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Debentures, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (vii) of any determination by the Company that a post-effective amendment to such Shelf Registration Statement would be appropriate;

          (f) furnish Brown & Wood LLP, as special counsel for the Holders of Debentures (or, if Brown & Wood LLP is unable or unwilling to serve), such other special counsel (but not more than one) as may be selected by the Holders of a majority in principal amount of such Debentures ("Special Counsel"), copies of any comment letters received from the SEC or any other request by the SEC or any state securities authority for amendments or supplements to a Shelf Registration Statement and Prospectus or for additional information;

          (g) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible moment;

          (h) furnish to each Holder of Debentures, and each underwriter, if any, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules (without documents incorporated therein by reference and all exhibits thereto, unless requested);

          (i) facilitate the timely preparation and delivery of a new global certificate representing Debentures which have been sold through the Registration Statement and not bearing any restrictive legends;

          (j) upon the occurrence of any event or the discovery of any facts, each as contemplated by Sections 3(e)(v) and 3(e)(vi) hereof, as promptly as practicable after the occurrence of such an event, use its reasonable best efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Debentures, such Prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify each Holder of such determination and to furnish each Holder such number of copies of the Prospectus as amended or supplemented, as such Holder may reasonably request;

          (k) obtain a CUSIP number for the new global certificate referred to in Section 3(i), above, not later than the effective date of the Shelf Registration Statement;

          (l) (i) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in connection with the registration of the Debentures,
(ii) cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and (iii) execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

          (m) enter into agreements (including underwriting agreements containing usual and customary terms) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Debentures and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

          (i) make such representations and warranties to the Holders of such Debentures and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings as may be reasonably requested by them;

          (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority in principal amount of the Debentures being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

          (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Shelf Registration Statement) addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to the selling Holders of Debentures (to the extent consistent with SAS 72), such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings;

          (iv) enter into a securities sales agreement with the Holders and an agent of the Holders providing for, among other things, the appointment of such agent for the selling Holders for the purpose of soliciting purchases of Debentures, which agreement shall be in form, substance and scope customary for similar offerings;

          (v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in
     Section 4 hereof with respect to the underwriters and all other parties to be indemnified pursuant to said Section or, at the request of any underwriters, in the form customarily provided to such underwriters in similar types of transactions; and

          (vi) deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to the Holders of a majority in principal amount of the Debentures being sold and the managing underwriters, if any.

The above shall be done at (i) the effectiveness of the Shelf Registration Statement (and each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;

          (n) make available for inspection by representatives of the Holders of the Debentures, any underwriters participating in any disposition pursuant to the Shelf Registration Statement, any Special Counsel or any accountant retained by any of the foregoing, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, Special Counsel or accountant in connection with the Shelf Registration Statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Initial Purchasers;

          (o) a reasonable time prior to filing the Shelf Registration Statement, any Prospectus forming a part thereof, any amendment to such Shelf Registration Statement or amendment or supplement to such Prospectus, provide copies of such document to the Holders of Debentures, to the Initial Purchasers, to Special Counsel and to the underwriter or underwriters of an underwritten offering of Debentures, if any, make such changes in any such document prior to the filing thereof as the Initial Purchasers, Special Counsel or the underwriter or underwriters reasonably request and not file any such document in a form to which the Majority Holders of Debentures, the Initial Purchasers on behalf of the Holders of Debentures, Special Counsel or any underwriter shall not have previously been advised and furnished a copy of or to which such Majority Holders, the Initial Purchasers on behalf of the Holders of Debentures, Special Counsel or any underwriter shall reasonably object, and make the representatives of the Company available for discussion of such document as shall be reasonably requested by the Holders of Debentures, the Initial Purchasers on behalf of such Holders, Special Counsel or any underwriter.

          (p) otherwise comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder; and

          (q) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter and its counsel (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD); and

     The Company may (as a condition to such Holder's participation in the Shelf Registration) require each Holder of Debentures to furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of such Debentures as the Company may from time to time reasonably request in writing for use in connection with the Shelf Registration Statement or Prospectus included therein, including without limitation, information specified in Item 507 of Regulation S-K under the 1933 Act.

     Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts, each of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Debentures pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(j) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in such Holder's possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Debentures current at the time of receipt of such notice.

     If any of the Debentures covered by any Shelf Registration Statement are to be sold in an underwritten offering, the underwriter or underwriters and manager or managers that will manage such offering will be selected by the Majority Holders of such Debentures included in such offering, provided such selection is acceptable to the Company. No Holder of Debentures may participate in any underwritten registration hereunder unless such Holder
(a) agrees to sell such Holder's Debentures on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     4.   Indemnification; Contribution.
          -----------------------------

          (a) The Company agrees to indemnify and hold harmless the Initial Purchasers, each Holder, each Person who participates as an underwriter (any such Person being an "Underwriter") and each Person, if any, who controls any Holder or Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment or supplement thereto) pursuant to which Debentures were registered under the 1933 Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 4(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense, as incurred (including the fees and disbursements of counsel chosen by any indemnified party as provided therein), reasonably incurred in investigating or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Holder or Underwriter expressly for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto), and provided further, that the Company shall not indemnify
                         -------- -------
any Underwriter or any person who controls such Underwriter from any loss, liability, claim or damage (or expense incurred in connection therewith) alleged by any person who purchased Debentures from such Underwriter if the untrue statement, omission or allegation thereof upon which such loss, liability, claim or damage is based was made in (i) any preliminary prospectus, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of Debentures to such person, and if the Prospectus (as so amended or supplemented) corrected the untrue statement or omission giving rise to such loss, claim, damage or liability; (ii) any Prospectus used by such Underwriter or any Person who controls such Underwriter, after such time as the Company advised the Underwriters that the filing of a post-effective amendment or supplement thereto was required, except the Prospectus as so amended or supplemented, if the Prospectus as amended or supplemented by such post-effective amendment or supplement would not have given rise to such loss, liability, claim or damage; or (iii) any Prospectus used after such time as the obligation of the Company to keep the same current and effective has expired.

          (b) Each Holder severally, but not jointly, agrees to indemnify and hold harmless the Company, the Initial Purchasers, each Underwriter and the other selling Holders, and each of their respective directors and officers, and each Person, if any, who controls the Company, the Initial Purchasers, any Underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Debentures pursuant to such Shelf Registration Statement.

          (c) Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, and the indemnifying party shall assume the defense thereof, including the employment of counsel satisfactory to the indemnified party, and the payment of all expenses. Any omission to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Any such indemnified party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be paid by such indemnified party unless (a) the indemnifying party has agreed to pay such fees and expenses or (b) the indemnifying party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the indemnified party in any such action or proceeding or (c) the named parties to any such action or proceeding (including any impleaded parties) include both such indemnified party and indemnifying party, and the indemnified party shall have been advised by its counsel that there may be a conflict of interest between such indemnified party and indemnifying party in the conduct of the defense of such action (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (unless the members of such firm are not admitted to practice in a jurisdiction where an action is pending, in which case the indemnifying party shall pay the reasonable fees and expenses of one additional firm of attorneys to act as local counsel in such jurisdiction, provided the services of such counsel are substantially limited to that of appearing as attorneys of record) at any time for all indemnified parties, which firm shall be designated in writing by the indemnified party. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e) If the indemnification provided for in this Section 4 is for any reason unavailable to hold harmless an indemnified party (other than by reason of the first sentence of Section 4(c)) in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holders and the Initial Purchasers on the other hand from the offering of the Debentures included in such offering or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Holders and the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Holders and the Initial Purchasers on the other hand in connection with the offering of the Debentures included in such offering shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Debentures pursuant to the Purchase Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Debentures.

     The relative fault of the Company on the one hand and the Holders and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Holders or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Holders and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the Holders and the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 4, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Debentures purchased and sold by it were offered exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 4, each Person, if any, who controls an Initial Purchaser or Holder within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser or Holder, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the

1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this Section 4 are several in proportion to the principal amount of Debentures set forth opposite their respective names in Schedule A to the Purchase Agreement and not joint.

     5.   Miscellaneous.

     5.1  Rule 144 and Rule 144A.  For so long as the Company is subject to the
          ----------------------
reporting requirements of Section 13 or 15 of the 1934 Act, the Company covenants that it will file the reports required to be filed by it under the 1933 Act and Section 13(a) or 15(d) of the 1934 Act and the rules and regulations adopted by the SEC thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of any Holder of Debentures (a) deliver to a prospective purchaser such information as is necessary to permit sales pursuant to Rule 144A under the 1933 Act and it will take such further action as any Holder of Debentures may reasonably request, and (b) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Debentures without registration under the 1933 Act within the limitation of the exemptions provided by (i) Rule 144 under the 1933 Act, as such Rule may be amended from time to time, (ii) Rule 144A under the 1933 Act, as such Rule may be amended from time to time, or (iii) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder of Debentures, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements. The Company's obligations under this Section 5.1 shall terminate upon the consummation of the Effectiveness Period.

     5.2  No Inconsistent Agreements.  The Company has not entered into and the
          --------------------------
Company will not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders of Debentures in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

     5.3  Amendments and Waivers. The provisions of this Agreement, including
          ----------------------
the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Debentures affected by such amendment, modification, supplement, waiver or departure.

     5.4  Notices.  All notices and other communications provided for or
          -------
permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (a) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 5.4, which address initially is the address set forth in the Purchase Agreement with respect to the Initial Purchasers; and (b) if to the Company, initially at the Company's address set forth in the Purchase Agreement, and thereafter at such other address of which notice is given in accordance with the provisions of this Section 5.4.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee under the Indenture, at the address specified in such Indenture.

     5.5  Successor and Assigns. This Agreement shall inure to the benefit of
          ---------------------
and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to
                                --------
permit any assignment, transfer or other disposition of Debentures in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Debentures, in any manner, whether by operation of law or otherwise, such Debentures shall be held subject to all of the terms of this Agreement, and by taking and holding such Debentures such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such person shall be entitled to receive the benefits hereof.

     5.6  Third Party Beneficiaries. The Initial Purchasers (even if the Initial
          -------------------------
Purchasers are not Holders of Debentures) shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Holders, on the other hand, and shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder. Each Holder of Debentures shall be a third party beneficiary to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

     5.7  Specific Enforcement.  Without limiting the remedies available to the
          --------------------
Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Sections 2.1 through 2.3 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 2.1 through 2.3 hereof.

     5.8  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     5.9  Headings. The headings in this Agreement are for convenience of
          --------
reference only and shall not limit or otherwise affect the meaning hereof.

     5.10 GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

     5.11 Severability. In the event that any one or more of the provisions
          ------------
contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              LIBERTY MEDIA CORPORATION



                              By: /s/ DAVID FLOWERS
                                  -----------------
                                  Name:  David Flowers
                                  Title: Vice President and Treasurer

Confirmed and accepted as
 of the date first above
 written:

DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
GOLDMAN, SACHS & CO.
SALOMON SMITH BARNEY INC.


BY: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED

By: /s/ ERIC FEDERMAN
    -----------------
   Name:  Eric Federman
   Title: Authorized Signatory

     Each for itself and as Representative of the other Initial Purchasers set forth above